Exhibit 32.2

Certification of the Principal Accounting Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Bunker Hill Mining Corp. (the “Company”) on Form 10-Q for the interim period ended September 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Julio DiGirolamo, the Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Julio DiGirolamo
Chief Financial Officer

Date: November 19, 2018